Exhibit 99.3

November 5, 2012

Humana Enters Into Agreement to Acquire

Metropolitan Health Networks, Inc.

A Message from Michael Earley, Chairman and CEO, Metropolitan Health Networks, Inc.

It gives me great pleasure to announce that today Humana and Metropolitan issued a joint press release indicating that they have entered into a definitive merger agreement whereby Humana would acquire Metropolitan in a transaction valued at approximately $850 million. This announcement represents a very exciting and positive event for Metropolitan.

This transaction takes advantage of the rapidly changing face of health care in the U.S. and will provide maximum value and liquidity to our shareholders and positioning the company to better participate in that change. At $11.25 per common share, the transaction values our equity at about 26% over the average closing price for our shares for the prior 200-days, and I will note that our shares were trading below $5.00 thirteen months ago, when we completed the Continucare acquisition. In terms of going forward, we see the health care industry rapidly consolidating. We believe the resources and scale that joining with Humana will bring our company will allow it to better take advantage of new and existing opportunities to grow and compete in the changing environment.

For over 13 years we have worked hand in hand with Humana in achieving tremendous success and growth, and, as we look to the future of the health care industry and our place in it, the combination of our two companies makes tremendous sense. Humana is making this strategic acquisition of Metropolitan because we provide them with a proven primary care-centric health care delivery model that has demonstrated scalability to new markets. They strongly believe that our model of care helps to simplify and improve the overall health care experience for customers and under their umbrella as a nationwide leading health care company, we can look forward to the continued growth of our model of accountable, proactively managed care not just locally, but on a national level as well. As a platform for this expansion Metropolitan will realize on its goal of becoming a significant player in the delivery of primary care services on a broader scale than it could achieve as a stand-alone company.

What makes Metropolitan valuable to Humana is our people and their expertise. We share a common vision and they highly appreciate our approach to the delivery of care. Humana expects us to operate in a business-as-usual manner with the same leadership team and the same Continucare and MetCare brands, operating as business units within the Humana organization. There should be no perceptible changes or disruption of services for our customers as we continue to provide them with the trusted, proven, and quality health care services they’ve come to expect from our MetCare or Continucare centers.

We anticipate that this combination will bring additional resources to our customers, value to our shareholders, and will provide greater opportunities for career growth for our associates. Pending standard closing conditions, including Metropolitan stockholder as well as regulatory approvals and clearances, the transaction is expected to close by the end of the first quarter of 2013. Given our long history as business partners, we believe that Humana is the best fit for us as we begin the next chapter in the evolution of our company…It’s a great day for Metropolitan and Humana and together we are looking forward to a very bright future.

Yours truly,

Metropolitan Health Networks, Inc.

Chairman and CEO

Important Notice to Shareholders:

In connection with the pending transaction with Humana, Metropolitan will file with the U.S. Securities and Exchange Commission (“SEC”) a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the merger. The definitive proxy statement will be sent or given to Metropolitan’s shareholders. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE MERGER, SHAREHOLDERS OF METROPOLITAN ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. You may obtain a free copy of the proxy statement (when available) and other related documents filed by Metropolitan with the SEC at the SEC’s website at www.sec.gov. The proxy statement and other relevant materials (when they become available) and any other documents filed by Metropolitan with the SEC may also be obtained for free by accessing Metropolitan’s website at www.metropolitanhealthnetworks.com and clicking on the “Investors” link, then clicking on the link for “SEC Filings” or by contacting the company at Metropolitan Health Networks, Inc., Attention: Roberto L. Palenzuela, General Counsel and Secretary, 777 Yamato Road, Suite 510, Boca Raton, Florida 33431, telephone number (561) 805-8500.

Participants in the Solicitation

Metropolitan and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Metropolitan’s shareholders in favor of the pending merger. Information about the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the pending transaction will be set forth in the proxy statement when it is filed with the SEC. You can find information about

Metropolitan’s directors and executive officers in its definitive proxy statement on Schedule 14A filed with the SEC on May 3, 2012 and in Metropolitan’s Annual Report on Form 10-K filed with the SEC on March 6, 2012, as amended on March 21, 2012. You can obtain free copies of these documents from Metropolitan using the contact information above.

Cautionary Note Regarding Forward Looking Statements:

Except for historical matters contained herein, statements made in this document are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “will”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the merger, Metropolitan’s and Humana’s plans, objectives, expectations and intentions and other statements contained in this document that are not historical facts. Such forward-looking statements are inherently uncertain. Accordingly, you should not place any undue reliance on any of the forward-looking statements in this document, which are subject to numerous risks and uncertainties, and you should consider all of such information in light of the various risks identified in this document and in the reports filed by Metropolitan and Humana with the SEC, as well as the other information that Metropolitan and Humana provide with respect to the pending merger.

Investors and others are cautioned that a variety of factors, including the following, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the proposed merger may not be consummated for a number of reasons, including as a result of the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, and Metropolitan will incur significant fees and expenses regardless of whether the merger is consummated; (ii) if the merger is not consummated under certain specified circumstances, Metropolitan may be required to pay Humana a termination fee of up to $16 million and reimburse Humana for up to $5.33 million in fees and expenses; (iii) Metropolitan and Humana may not receive the required clearances to complete the merger under the Hart-Scott-Rodino Act of 1976, as amended; (iv) Metropolitan’s shareholders may not approve the merger agreement and the merger; (v) certain key employees may terminate their employment with us as a result of the proposed merger with Humana even if the proposed merger is not ultimately consummated; (vi) certain patients, independent physician affiliates or other providers, or HMOs with which we contract (other than Humana) may decide to terminate or reduce their relationships with us as a result of the proposed merger even if the merger is not consummated; (vii) if the merger is not consummated for any reason, there can be no assurance that any other transaction acceptable to Metropolitan will be offered or that Metropolitan’s business, prospects or results of operations will not be adversely affected; and (viii) Metropolitan may become subject to shareholder litigation in the future in connection with or as a result of the merger agreement and/or the merger, which could delay or prevent the consummation of the merger, may cause Metropolitan to incur substantial defense costs and/or substantially divert the attention of Metropolitan’s management and or its resources in general. Metropolitan is also subject to the risks and uncertainties described in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 6, 2012, as amended on March 21, 2012, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012. Metropolitan disclaims any obligation to update and revise statements contained in this document based on new information or otherwise except as required by law.